Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 15, 2022, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), (b) LANTRONIX, INC., a Delaware corporation (“Lantronix”), (c) LANTRONIX HOLDING COMPANY, a Delaware corporation (“Holding”), (d) LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD., a Canadian corporation (“Lantronix Taiwan”), (e) LANTRONIX CANADA, ULC, a Canadian corporation (“Lantronix ULC”), and (f) TRANSITION NETWORKS, INC., a Minnesota corporation (“TNI” and together with Lantronix, Holding, Lantronix Taiwan and Lantronix ULC, each individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.       Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated as of October 21, 2021, and as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.       Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.       Borrower has requested that Bank amend the Loan Agreement to (i) increase the principal amount made available to Borrower under the Revolving Line, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.       Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.       Amendments to Loan Agreement.

2.1       Section 2.1.2 (Term Loan Advance). Section 2.1.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Availability. Subject to satisfaction of the terms and conditions of this Agreement, on the Effective Date (or as soon as practicable thereafter), Bank shall make one (1) term loan to Borrower in an original principal amount equal to Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Term Loan Advance”), the proceeds of which shall be used by Borrower to (i) refinance all existing Indebtedness of Existing Borrower owing to Bank, and (ii) finance the Transition Acquisition (including the payment of all fees and expenses incurred in connection therewith). After repayment, the Term Loan Advance may not be reborrowed.”

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2.2       Section 2.1.2 (Term Loan Advance). Sections 2.1.2(b) and 2.1.2(c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(b) Interest Payments. Interest on the principal amount of the Term Loan Advance is payable in arrears on each Payment Date commencing on the first Payment Date following the Funding Date of the Term Loan Advance.

(c)       Repayment. Borrower shall (i) commencing on October 1, 2021, and continuing on the first (1st) day of the months of January, April, July and October in each calendar year thereafter, repay the Term Loan Advance in quarterly installments of principal equal to the Applicable Term Loan Principal Payment Amount, and (ii) on each Payment Date pay accrued interest at the rate set forth in Section 2.3(a)(ii) hereof. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.”.

2.3       Section 2.3 (Payment of Interest on the Credit Extensions). Sections 2.3(a), 2.3(b) and 2.3(c) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a) Interest Rates.

(i)                 Advances. The outstanding principal amount of any Advance shall accrue interest at, (a) with respect to any Advance that is a Prime Rate Advance, a floating rate per annum equal to the Prime Rate plus the applicable Prime Rate Margin, and, (b) with respect to any Advance that is a SOFR Advance, a rate per annum equal to the Adjusted Term SOFR, plus the applicable SOFR Rate Margin, which interest shall be payable in accordance with Section 2.3(b).

(ii)               Term Loan Advance. The outstanding principal amount of the Term Loan Advance shall accrue interest at, (a) with respect to any Term Loan Advance that is a Prime Rate Advance, a floating rate per annum equal to the Prime Rate plus the applicable Prime Rate Margin, and, (b) with respect to any Term Loan Advance that is a SOFR Advance, rate per annum equal to the Adjusted Term SOFR, plus the applicable SOFR Rate Margin, which interest shall be payable in accordance with Section 2.3(b).

(b)       Interest Payments.

(i)                 Advances. Interest on the principal amount of each Advance is payable in arrears on each Payment Date.

(ii)               Term Loan Advances. Interest on the principal amount of each Term Loan Advance is payable in arrears on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance.

(c)       Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Adjusted Term SOFR, Term SOFR or the Prime Rate, as applicable, shall be effective on the effective date of any change to the Adjusted Term SOFR, Term SOFR or the Prime Rate, as applicable and to the extent of such change.”

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2.4       Section 2.7 and 2.8 (Rates and Conforming Changes). New Sections 2.7 and 2.8 hereby are added to the Loan Agreement to read in their entirety as follows:

“2.7 Rates. Bank does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Bank and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Bank may select information sources or services in its reasonable discretion to ascertain the Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.8 Conforming Changes. In connection with the use or administration of any benchmark rate, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to any Loan Document. Bank will promptly notify Borrower in writing of the effectiveness of any Conforming Changes in connection with the use or administration of such benchmark rate.”

2.5       Section 3.1 (Conditions Precedent to Initial Credit Extension). Section 3.1(f) and 3.1(p) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(f)       [reserved];

(p)        [reserved];”

2.6       Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2(a) and 3.2(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)       timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b)        the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension, as applicable, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

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2.7       Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.4 Procedures for Borrowing.

(a)       Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than under Sections 2.2) , Borrower shall notify Bank (which notice shall be irrevocable). Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Together with any such electronic notification, Borrower shall deliver to Bank by electronic mail a completed Notice of Borrowing executed by an Authorized Signer or his or her designee. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval). Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (a) at least three (3) U.S. Government Securities Business Days prior to the requested Funding Date, in the case of any SOFR Advance, and (b) one (1) Business Day prior to the requested Funding Date, in the case of a Prime Rate Advance, specifying: (i) the amount of the Advance; (ii) the requested Funding Date; (iii) whether the Advance is to be comprised of SOFR Advances or Prime Rate Advances; and (iv) the duration of the Interest Period applicable to any such SOFR Advances included in such notice. If no Interest Period is specified with respect to any requested SOFR Advance, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)       Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement, to obtain a Term Loan Advance, Borrower shall notify Bank. Bank may rely on any telephone notice given by a person whom Bank believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Together with any such electronic notification, Borrower shall deliver to Bank by electronic mail a completed Notice of Borrowing executed by an Authorized Signer or his or her designee. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Term Loan Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval). Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (a) at least three (3) U.S. Government Securities Business Days prior to the requested Funding Date, in the case of any SOFR Advance, and (b) one (1) Business Day prior to the requested Funding Date, in the case of a Prime Rate Advance, specifying: (i) the amount of the Term Loan Advance; (ii) the requested Funding Date; (iii) whether the Term Loan Advance is to be comprised of SOFR Advances or Prime Rate Advances; and (iv) the duration of the Interest Period applicable to any such SOFR Advances included in such notice. If no Interest Period is specified with respect to any requested SOFR Advance, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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(c)       Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances and Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Advances or Term Loan Advances are necessary to meet Obligations which have become due.”

2.8       Section 3.5 (Conversion and Continuation Elections; Limitations on SOFR Tranches). Section 3.5 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.5 Conversion and Continuation Elections; Limitations on SOFR Tranches.

(a)       Borrower may elect from time to time to convert SOFR Advances to Prime Rate Advances by giving Bank prior notice in a Notice of Conversion/Continuation of such election no later than 12:00 p.m. Pacific time one (1) Business Day prior to the proposed conversion date; provided that any such conversion of SOFR Advances may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Prime Rate Advances to SOFR Advances by giving Bank prior notice in a Notice of Conversion/Continuation of such election no later than 12:00 p.m. Pacific time three (3) U.S. Government Securities Business Days prior to the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no Prime Rate Advance may be converted into a SOFR Advance when any Event of Default has occurred and is continuing. If no Interest Period is specified with respect to any SOFR Advance in a Notice of Conversion/Continuation delivered by Borrower to Bank, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b)       Borrower may elect from time to time to continue any SOFR Advance by giving Bank prior notice of such election in a Notice of Conversion/Continuation, in accordance with the applicable provisions of the term “Interest Period”, of the length of the next Interest Period to be applicable to such SOFR Advance; provided that no SOFR Advance may be continued as such when any Event of Default has occurred and is continuing; provided further that (x) if Borrower shall fail to give any required notice as described above in this paragraph, upon the expiration of the then current Interest Period, such SOFR Advances shall be automatically continued as SOFR Advances bearing interest at a rate based upon the Adjusted Term SOFR and with an Interest Period of the same length as then expiring Interest Period or (y) if such continuation is not permitted pursuant to the preceding proviso, such SOFR Advances shall be automatically converted to Prime Rate Advances on the last day of such then expiring Interest Period.

(c)       Notwithstanding anything to the contrary in any Loan Document, each request for or conversion to a SOFR Advance shall be equal to One Million Dollars ($1,000,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or, if the then aggregate Available Amount is less than One Million Dollars ($1,000,000), such lesser amount). Notwithstanding anything to the contrary in any Loan Document, all borrowings, conversions and continuations of SOFR Advances and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the SOFR Advances comprising each SOFR Tranche shall be equal to One Million Dollars ($1,000,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or such lesser amount as shall represent all of the SOFR Advances then outstanding), and (ii) no more than seven SOFR Tranches shall be outstanding at any one time.

(d)       After the occurrence and during the continuance of an Event of Default, (i) at the Bank’s option, Borrower may not elect to have an Advance or Term Loan Advance be made or continued as, or converted to, a SOFR Advance, after the expiration of any Interest Period then in effect for such Advance or Term Loan Advance, as applicable, and (ii), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances or Term Loan Advance, as applicable, referred to therein as Prime Rate Advances.

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(e)       Subject to the prior satisfaction of all other applicable conditions to the conversion or continuation of an Advance or Term Loan Advance, as applicable, set forth in this Agreement, a Notice of Conversion/Continuation of a SOFR Advance that requests a conversion of a Prime Rate Advance to a SOFR Advance, continuation of a SOFR Advance or conversion of a SOFR Advance to a Prime Rate Advance must specify: (i) the amount of the Advance or Term Loan Advance, as applicable, to be converted or continued; (ii) the requested conversion or continuation date; (iii) the nature of the proposed conversion or continuation; (iv) in the case of a continuation of a SOFR Advance or a conversion of a Prime Rate Advance to a SOFR Advance, the duration of the Interest Period applicable for such Advance or Term Loan Advance, as applicable; and (v) any other information requested on the form of Notice of Conversion/Continuation. In the case of a continuation of a SOFR Advance or a conversion of a Prime Rate Advance to a SOFR Advance, if no Interest Period is specified in such Notice of Conversion/Continuation, an Interest Period of one month’s duration shall be deemed to have been selected.”

2.9       Section 3.6 (Special Provisions Governing SOFR Advances). Section 3.6 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.6 Special Provisions Governing SOFR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to SOFR Advances as to the matters covered herein:

(a)       Inability to Determine Interest Rates. Subject to Section 3.6(b), as of any date,

(i)        if Bank determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii)       Bank determines that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that “Adjusted Term SOFR” for any requested Interest Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to Bank of making and maintaining such Advance or Term Loan Advance, as applicable;

Bank will promptly so notify Borrower. Upon notice thereof by Bank to Borrower, any obligation of Bank to make and any right of Borrower to continue SOFR Advances or to convert Prime Rate Advances to SOFR Advances shall be suspended (to the extent of the affected Interest Periods) until Bank revokes such notice. Upon receipt of such notice, (x) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for an Advance or Term Loan Advance, as applicable, of or conversion to Prime Rate Advances in the amount specified therein and (y) any outstanding affected SOFR Advances will be deemed to have been converted into Prime Rate Advances at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.6(c).

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(b)       Benchmark Replacement Setting. If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.6(a) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 3.6(a) have not arisen but the supervisor for the Term SOFR Administrator or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide SOFR, permanently or indefinitely, or that SOFR is no longer representative, then Bank shall determine an alternate rate of interest to SOFR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to SOFR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with written notice of such amendment. Notwithstanding anything to the contrary in Section 12.7 (Amendments in Writing; Waiver; Integration), such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 3.6(b) (but in the case of the circumstances described in clause (B) of the first sentence of this Section 3.6(b), only to the extent that SOFR is not available or published at such time on a current basis), (x) any SOFR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding SOFR Advances shall be converted to Prime Rate Advances on the date determined by Bank as notified in writing by Bank to Borrower.

(c)       Indemnity. In the event of, (i) the payment of any principal of any SOFR Advance other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any SOFR Advance other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (iii) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.”

2.10       Section 3.7 (Additional Requirements/Provisions Regarding LIBOR Advances). Section 3.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“3.7 Illegality. If Bank determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank or its applicable lending office to make, maintain or fund Advances or Term Loan Advance, as applicable, whose interest is determined by reference to SOFR, the Adjusted Term SOFR, Term SOFR or the Term SOFR Reference Rate, or to determine or charge interest rates based upon SOFR, the Adjusted Term SOFR or the Term SOFR Reference Rate, then, upon notice thereof by Bank to Borrower (an “Illegality Notice”), any obligation of Bank to make, and the right of Borrower to continue SOFR Advances or to convert Prime Rate Advances to SOFR Advances, shall be suspended until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from Bank, prepay or, if applicable, convert all SOFR Advances to Prime Rate Advances on the last day of the Interest Period therefor, if Bank may lawfully continue to maintain such SOFR Advances to such day, or immediately, if Bank may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.6(c).”

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2.11       Section 8.12 (Mezzanine Loan Documents). Section 8.12 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“8.12 [Reserved]”

2.12       Section 13.1 (Definitions). The following defined term and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, to read as follows:

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than zero percent (0%), then Adjusted Term SOFR shall be deemed to be zero percent (0%).

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Conforming Changes” means, with respect to the use or administration of any benchmark or the use, administration, adoption or implementation of any benchmark replacement rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.6(c) and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Fixed Charge Coverage Ratio” means, as of the last day of each calendar quarter, a ratio of (a) Borrower’s Adjusted EBITDA (measured on a trailing twelve (12) month basis), minus (i) Unfinanced Capital Expenditures, (ii) any dividends, distributions made during the applicable measuring period, (iii) capitalized software and (iv) federal and state income taxes actually paid/payable in cash, divided by (b) principal and interest payments on all Indebtedness owing by Borrower under this Agreement, and any other Indebtedness (including, but not limited to Subordinated Debt), determined on a trailing twelve (12) months basis. For the avoidance of doubt, payments of principal and interest on all Indebtedness set forth in clause (b) above shall be annualized for the first twelve (12) months following the Effective Date or until there are four quarters of interest payments included in such calculation.

“Illegality Notice” is defined in Section 3.7.

“Interest Period” means, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Advance and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Advance and ending on the numerically corresponding day in the month that is one, three or six months thereafter, as selected by Borrower in a Notice of Conversion/Continuation delivered to Bank not later than 12:00 p.m. Pacific time on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

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(i)        if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)       Borrower may not select an Interest Period that would extend beyond the Revolving Line Maturity Date or Term Loan Maturity Date, as applicable;

(iii)      any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period;

(iv)       no tenor that has been removed from this definition pursuant to Section 3.6(b) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered (except for Liens in favor of Bank) cash and Cash Equivalents at Bank, Bank’s Affiliates and any other Collateral Accounts subject to a Control Agreement in favor of Bank plus (b) the Availability Amount.

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4, substantially in the form of Exhibit D, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit E, with appropriate insertions.

“Payment Date” means, (a) as to any Prime Rate Advance that is a Term Loan Advance, the first (1st) day of the months of January, April, July and October in each calendar year to occur while such Term Loan Advance is outstanding and the Term Loan Maturity Date, (b) as to any Prime Rate Advance that is an Advance, the last calendar day of each calendar month to occur while such Advance is outstanding and the Revolving Line Maturity Date, (c) as to any SOFR Advance having an Interest Period of three (3) months or less, the last Business Day of such Interest Period and the final maturity date of such Advance or Term Loan Advance, as applicable, (d) as to any SOFR Advance having an Interest Period longer than three (3) months, each Business Day that is three (3) months after the first day of such Interest Period, the last Business Day of such Interest Period and the final maturity date of such Advance or Term Loan Advance, as applicable, and (e) as to any Advance and Term Loan Advance, the date of any repayment or prepayment made in respect thereof.

“Prime Rate Advance” means an Advance or Term Loan Advance the rate of interest applicable to which is based on upon the Prime Rate.

“Requirement of Law” is as to any Person any material law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolving Line” is an aggregate principal amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000).

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“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance or Term Loan Advance the rate of interest applicable to which is based on the Adjusted Term SOFR.

“SOFR Rate Margin” is (a) for Advances, (i) if Borrower’s Leverage Ratio is less than 1.00:1.00, three and one-tenth of one percent (3.10%), (ii) if Borrower’s Leverage Ratio is greater than or equal to 1.00:1.00, but less than 2.00:1.00, three and six-tenths of one percent (3.60%), and (iii) if Borrower’s Leverage Ratio is greater than or equal to 2.00:1.00, four and one-tenth of one percent (4.10%) and (b) for Term Loan Advances (i) if Borrower’s Leverage Ratio is less than 1.00:1.00, three and one-tenth of one percent (3.10%), (ii) if Borrower’s Leverage Ratio is greater than or equal to 1.00:1.00, but less than 2.00:1.00, three and six-tenths of one percent (3.60%), and (iii) if Borrower’s Leverage Ratio is greater than or equal to 2.00:1.00, four and one-tenth of one percent (4.10%), in each case as determined on the basis of and adjusted promptly on the receipt of Borrower’s most recent financial statements provided pursuant to Section 5.3(c).

“SOFR Tranche” means the collective reference to SOFR Advances the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Advances or Term Loan Advance, as applicable, shall originally have been made on the same day).

“Term SOFR” is the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the Term SOFR Reference Rate has not been replaced as the benchmark rate, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

10

2.13       Section 13 (Definitions). The defined term “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsection (b) thereof to read in its entirety as follows:

“(b) [reserved];”

2.14       Section 13 (Definitions). The defined term “Permitted Liens” set forth in Section 13.1 of the Loan Agreement hereby is amended by amending and restating subsection (a) thereof to read in its entirety as follows:

“(a) Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement, or the other Loan Documents;”

2.15       Section 13.1 (Definitions). The following defined terms and their respective definitions hereby are deleted from Section 13.1 and the balance of the Loan Agreement in their entirety:

“Continuation Date”, “Conversion Date”, “Interest Payment Date”, “Interest Rate Determination Date”, “Lender Intercreditor Agreement”, “LIBOR”, “LIBOR Advance”, “LIBOR Rate”, “LIBOR Rate Margin”, “ “Mezzanine Loan Agreement”, “Mezzanine Loan Documents”, “Payment/Advance Form”, “Reserve Requirement”, and “SVB Capital”.

2.16       Exhibit B (Compliance Statement), including Schedule 1 attached thereto, of the Loan Agreement hereby is replaced with Exhibit B (Compliance Statement), including Schedule 1, attached hereto.

2.17       Exhibit C (Payment/Advance Form) attached thereto, of the Loan Agreement hereby is replaced with Exhibit C ([Reserved]) attached hereto.

2.18       Exhibit D (Notice of Borrowing) to the Loan Agreement hereby is replaced with Exhibit D (Notice of Borrowing) attached hereto.

2.19       Exhibit E (Notice of Conversion/Continuation) to the Loan Agreement hereby is replaced with Exhibit E (Notice of Conversion/Continuation) attached hereto.

3.       Consent. Notwithstanding anything in the Loan Agreement or that certain Subordination Agreement by and among Bank and SVB Capital dated as of August 2, 2021 to the contrary, Bank hereby agrees that Borrower may, on or about the date hereof, repay all amounts owing from Borrower to SVB Capital under the Mezzanine Loan Agreement (the “Permitted Repayment”) and the Permitted Repayment shall not constitute an Event of Default under the Loan Agreement or the applicable Subordination Agreement. For the avoidance of doubt, the Permitted Repayment must be completed on or prior to January 21, 2022 and all security interests granted to SVB Capital in connection with the Mezzanine Loan Documents must be terminated within five (5) Business Days following receipt of recorded filings of the intellectual property security agreements under the Mezzanine Loan Agreement.

4.       Limitation of Amendments.

4.1       The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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4.2       This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.       Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1       Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2       Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3       The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4       The execution and delivery by Borrower of this Amendment and the performance  by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized on the part of Borrower;

5.5       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6       The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7       This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.       Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.       Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

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8.       Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof, except such changes permitted under the Loan Agreement.

9.       Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.      Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

(a)       the due execution and delivery to Bank of this Amendment by each party hereto;

(b)       Borrower shall have paid to Bank a nonrefundable facility increase fee in an amount equal to Twenty-Five Thousand Dollars ($25,000); and

(c)       Borrower shall have paid to Bank all reasonable out-of-pocket expenses incurred by Bank in connection with the preparation of this Amendment and the consummation of the transactions described therein, including, without limitation, the reasonable attorneys’ fees and expenses of the Bank.

[Balance of Page Intentionally Left Blank]

13

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

SILICON VALLEY BANK		LANTRONIX, INC.

By:	/s/ Will Deevy	By:	/s/ Jeremy Whitaker

Name:	Will Deevy	Name:	Jeremy Whitaker

Title:	Director	Title:	Chief Financial Officer

LANTRONIX HOLDING COMPANY

By:	/s/ Jeremy Whitaker

Name:	Jeremy Whitaker

Title:	Chief Financial Officer

LANTRONIX CANADA, ULC

By:	/s/ Jeremy Whitaker

Name:	Jeremy Whitaker

Title:	Chief Financial Officer

LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD.

By:	/s/ Jeremy Whitaker

Name:	Jeremy Whitaker

Title:	Chief Financial Officer

TRANSITION NETWORKS, INC.

By:	/s/ Jeremy Whitaker

Name:	Jeremy Whitaker

Title:	Chief Financial Officer

[Signature Page to Second Amendment to Third A&R Loan and Security Agreement]

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EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date: ______________________
FROM:	LANTRONIX, INC., on behalf of all Borrowers

Under the terms and conditions of the Third Amended and Restated Loan and Security Agreement (the “Agreement”) by and among Silicon Valley Bank and Lantronix, Inc., on behalf of Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd. and Transition Networks, Inc. (individually and collectively, “Borrower”): Borrower is in complete compliance for the period ending_______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Compliance Statement	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days	Yes No

Financial Covenants	Required	Actual	Complies

Maximum Leverage Ratio (tested quarterly)	See Schedule 1	_______:1.00	Yes No
Minimum Liquidity (tested monthly)	At least $5,000,000	$ _________	Yes No

Minimum Fixed Charge Coverage Ratio (tested quarterly)	1.25:1.00	_______:1.00	Yes No

Performance Pricing			Applies

	Prime Rate Margin	SOFR Rate Margin
Leverage Ratio < 1.0:1.0	Prime + 1.50%	Adjusted Term SOFR + 3.10%	Yes No
Leverage Ratio ≥ 1.0:1.0 but < 2.0:1.0	Prime + 2.00%	Adjusted Term SOFR + 3.60%	Yes No
Leverage Ratio ≥ 2.0:1.0	Prime + 2.50%	Adjusted Term SOFR + 4.10%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

I.       Maximum Leverage Ratio (Section 6.9(a))

Required:	A maximum Leverage Ratio (measured as of the last day of each calendar quarter) of (i) 2.50 to 1.00 for each calendar quarter ending June 30, 2021 through and including September 30, 2022, (ii) 2.25 to 1.00 for each calendar quarter ending December 31, 2022 through and including September 30, 2023, and (iii) 2.00 to 1.00 for the calendar quarter December 31, 2023 and each calendar quarter thereafter.

Actual:

A	Total Senior Debt of Borrower	$

B	Net Income	$

C	Interest Expense	$

D	To the extent included in the determination of Net Income:

	1. Depreciation expense	$
	2. Amortization expense	$

E	Income tax expense	$

F	Costs, restructuring charges and lease exit costs incurred in connection with the Transition Acquisition (not to exceed $2,500,000)	$

G	Non-Cash Stock Compensation Expenses	$

H	Net cost savings, net operating expense reductions and other net operating improvements and synergies arising from the Transition Acquisition (capped at 35% of Adjusted EBITDA)	$

I	Capitalized software development expenses	$

J	Adjusted EBITDA (the sum of lines B, C, D.1, D.2, E, F, G, H minus line I) (measured on a trailing 12 month basis on a consolidated basis with respect to Borrower and its Subsidiaries)	$

K	Leverage Ratio (line A divided by line J)	___to 1.0

Is line K less than or equal to the maximum amount set forth above for the relevant measuring period?

____ No, not in compliance	____ Yes, in compliance

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II.                   Minimum Liquidity (Section 6.9(b))

Required:	At least $5,000,000 at all times, but tested monthly on the last day of each calendar month

Actual:	$ _______

Has Borrower at all times during the previous month maintained a balance of (a) unrestricted cash and Cash Equivalents at Bank and Bank’s Affiliates (subject to a Control Agreement in form and substance acceptable to Bank) plus (b) the Availability Amount, in an aggregate amount equal to at least Five Million Dollars ($5,000,000)?

____ No, not in compliance	____ Yes, in compliance

III.                Minimum Fixed Charge Coverage Ratio (Section 6.9(c))

Required:	A minimum Fixed Charge Coverage Ratio (tested quarterly) of 1.25 to 1.0.

Actual:	______:1.00

A	Adjusted EBITDA (value of line J in the section above)	$

B	Unfinanced Capital Expenditures (including capitalized software)	$

C	Dividends (permitted pursuant to Section 7.7)	$

D	Cash Taxes paid or payable during the applicable measuring period

E	Principal and interest payments on all Indebtedness owing by Borrower under the Agreement, and any other Indebtedness (including, but not limited to Subordinated Debt), determined on a trailing twelve (12) months basis	$

F	Fixed Charge Coverage Ratio: (line A minus lines B, C, D and capitalized software divided by Line E)	: 1.00

____ No, not in compliance	____ Yes, in compliance

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EXHIBIT C

[Reserved]

18

EXHIBIT D

FORM OF NOTICE OF BORROWING

LANTRONIX, INC., ON BEHALF OF ALL BORROWERS

Date: _______________

To:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com
Email: wdeevy@svb.com

RE:	Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd., Transition Networks, Inc. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4 of the Loan Agreement, of the borrowing of an [Advance][Term Loan Advance][Advance and Term Loan Advance].

1.           The Funding Date, which shall be a Business Day, of the requested [Advance][Term Loan dvance][Advance and Term Loan Advance] is_______________ .

2.           The aggregate amount of the requested Advance is $____________ .

3.           The aggregate amount of the requested Term Loan Advance is $___________ .

4.           The requested Advance shall consist of $___________ f Prime Rate Advances and $______ of SOFR Advances, bearing interest at Adjusted Term SOFR.

5.           The requested Term Loan Advance shall consist of $___________ of Prime Rate Advances and $______ of SOFR Advances, bearing interest at Adjusted Term SOFR.

6.           [The duration of the Interest Period for the SOFR Advances bearing interest at Adjusted Term SOFR included in the requested Advance shall be__________ months.]

7.           [The duration of the Interest Period for the SOFR Advances bearing interest at Adjusted Term SOFR included in the requested Term Loan Advance shall be__________ months.]

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The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [Advance][Term Loan Advance][Advance and Term Loan Advance] before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)       all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects or all respects, as applicable, as of such date; [and]

(b)       no Event of Default has occurred and is continuing, or would result from such proposed [Advance][Term Loan dvance][Advance and Term Loan Advance];[ and

(c)       immediately prior to making such Advance, the Availability Amount is greater than or equal to the amount of such requested Advance.

BORROWER	LANTRONIX, INC., ON BEHALF OF ALL BORROWERS

By:

Name:

Title:

[For internal Bank use only

SOFR Pricing Date	Term SOFR Reference Rate	SOFR Variance	Maturity Date
____%

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EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

LANTRONIX, INC., ON BEHALF OF ALL BORROWERS

Date: _______________

To:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com
Email: wdeevy@svb.com

RE:	Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the [Advance][Term Loan Advance][Advance and Term Loan Advance] specified herein, that:

1.                   The date of the [conversion] [continuation] is_____________________ , 20___.

2.                   The aggregate amount of the proposed Advances to be [converted] is $____________ or [continued] is $________________ .

3.                   The aggregate amount of the proposed Term Loan Advances to be [converted] is $____________ or [continued] is $________________ .

4.                   The Advances are to be [converted into] [continued as] [SOFR] [Prime Rate] Advances.

5.                   The Term Loan Advances are to be [converted into] [continued as] [SOFR] [Prime Rate] Advances.

6.                   [The duration of the Interest Period for the Advances that are SOFR Advances included in the [conversion] [continuation] shall be______ months.]

7.                   [The duration of the Interest Period for the Term Loan Advances that are SOFR Advances included in the [conversion] [continuation] shall be______ months.]

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The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                 all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects or all respects, as applicable, as of such date; and

(b)                no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

BORROWER	LANTRONIX, INC., ON BEHALF OF ALL BORROWERS

By:

Name:

Title:

[For internal Bank use only

SOFR Pricing Date	Term SOFR Reference Rate	SOFR Variance	Maturity Date
____%

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